UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2016

CALATLANTIC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 25, 2016, the Company held its Annual Meeting of Stockholders at 10:30 a.m. local time at the Company’s headquarters located at 15360 Barranca Parkway, Irvine, CA 92618.

The following matters were voted upon at the 2016 stockholders meeting:

Proposal No. 1

The Company’s stockholders elected ten individuals to the Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Choate	103,529,493	620,930	6,863,352
Douglas C. Jacobs	102,959,117	1,191,306	6,863,352
William L. Jews	103,664,941	485,482	6,863,352
David J. Matlin	102,795,908	1,354,515	6,863,352
Robert E. Mellor	103,523,308	627,115	6,863,352
Norman J. Metcalf	103,525,795	624,628	6,863,352
Larry T. Nicholson	103,532,210	618,213	6,863,352
Peter Schoels	102,665,954	1,484,469	6,863,352
Charlotte St. Martin	103,658,044	492,379	6,863,352
Scott D. Stowell	103,293,827	856,596	6,863,352

        Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for the 2016 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,403,876	396,817	213,082	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALATLANTIC GROUP, INC.

Dated: May 26, 2016	By:	/s/ JOHN P. BABEL
Name: John P. Babel
Title: Executive Vice President, General Counsel & Secretary